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                                                                 Exhibit 99.2

NEWS                                                     FOR FURTHER INFORMATION

FOREST OIL CORPORATION                                CONTACT: DONALD H. STEVENS
1600 BROADWAY, SUITE 2200                           VICE PRESIDENT AND TREASURER
DENVER, COLORADO 80202                                            (303) 812-1500

FOR IMMEDIATE RELEASE


                                   FOREST OIL
                      ANNOUNCES OPERATIONAL RESULTS FOR THE
                            FIRST NINE MONTHS OF 2001

DENVER, COLORADO - NOVEMBER 7, 2001 - - Forest Oil Corporation (NYSE:FST) (Forest) today announced operational results for the first nine months of 2001 and upcoming projects for its North American and International operations.


CAPITAL ACTIVITIES
------------------

Forest reported capital spending of approximately $431 million in the first nine months of 2001. Forest's 2001 drilling activities have added approximately 300 billion cubic feet equivalent (bcfe) of estimated proved reserves allocated at about 50 percent from Alaska and 50 percent elsewhere from the Company. Forest believes it will achieve a 150 - 200 percent reserve replacement through the drill bit for the entire year.


PRODUCTION
----------

During the first nine months of 2001, the Company produced approximately 130 bcfe or 476 million cubic feet of natural gas equivalent per day (mmcfe/d). Natural gas production averaged 305 mmcf/d, flat with the same period in 2000. Liquids production averaged about 28,500 barrels per day (bbls/d), down nine percent from the comparable period in 2000. Through the third quarter, the Company closed on property sales with estimated net daily production of 12 mmcfe/d.

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ALASKA
------

~ REDOUBT SHOAL (100% WORKING INTEREST)
Redoubt #3 was drilled to a total depth of 16,940 feet and logged 436 feet of net oil pay in the Hemlock interval. This downdip test extended to the lowest-known oil pay by 300 feet and extended the aerial extent of the Redoubt Shoal accumulation. As a result, the recoverable reserve estimate is now in excess of 50 million barrels.

Permits have been received to allow the immediate drilling of the #4 and #5 wells to test the field limits to the north. Permitting and engineering design for the facilities and pipeline are underway with first sales projected for December 2002.

The Redoubt #3 also encountered 40 feet of net gas pay in a separate interval above the Hemlock, which was production tested at 8.5 mmcf/d at 3,500 psi FTP. This should provide greater flexibility for artificial lift and operating cost reduction.

~ MCARTHUR RIVER FIELD (46% WORKING INTEREST (AVERAGE))
The K-13 well, completed late last quarter, continues to produce at a rate of 7,000 bbls/d. This horizontal well is the most prolific oil producer in the history of the Cook Inlet. The K-14 follow-up well should be drilled in the fourth quarter of 2001.

As a result of the high flow rate completions, pipeline and platform upgrades had to be performed in the third quarter resulting in incremental lease operating expense and periods of downtime.


CANADA
------

Forest continues to add to its position in the two primary exploration areas in the Canadian Foothills and Northwest Territories. Our recent acreage acquisitions, seismic program and joint venture arrangements should lead to an active program during the upcoming winter drilling season. Since the beginning of the year, we have added 39,000 gross acres to our Foothills play and 171,930 acres to our Northwest Territories position.


THE FOOTHILLS

Forest has now drilled 14 wells to date in the Cutpick, Narraway, Ojay and Waterton areas with a 100 percent success rate. Five wells are currently in progress with additional drilling to continue through the second quarter of 2002. The Ojay exploratory well is currently drilling to extend the Cutpick/Narraway trend to the northeast. Current gross production from the Foothills area is 15 mmcfe/d with an estimated 20 mmcfe/d shut-in awaiting plant construction. The pipeline and plant construction should be completed by the end of second quarter of 2002.


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NORTHWEST TERRITORIES

~ FT. LIARD AREA (33% - 65% WORKING INTEREST)
Forest has concluded a farm out arrangement for a portion of its interest in three exploration licenses with Anadarko Canada Operations. The program will involve Anadarko shooting 3-D seismic at their expense during the 2001-02 winter season. Anadarko has committed to drill one deep test and has options on additional wells in order to earn acreage.

~ MATTSON (33.33% WORKING INTEREST)
The N-01 discovery well produced at a net rate of 12 mmcf/d during May and June 2001 until being shut-in for a production license approval. The well was returned to production in the third quarter at 12 mmcfe/d. The a-96-J wildcat should spud December 2001.

~ CENTRAL MACKENZIE VALLEY AREA (50% - 100% WORKING INTEREST)
During the third quarter, Forest was successful in acquiring an exploration license consisting of 171,930 acres, bringing our total position in this area to over 350,000 acres.


GULF OF MEXICO
--------------

Forest completed six of seven wells during the third quarter. Forest operated all six discoveries. Through the nine months of 2001, Forest's Offshore Business Unit has completed 29 of 33 wells for an 88 percent success rate.

On November 6, 2001, Forest announced the signing of a memorandum of understanding with Unocal for joint exploration activities in the Gulf of Mexico. Under the terms of the proposal, Unocal will pay $120 million for 50 percent of Forest's interest in certain properties in the South Marsh Island and Vermilion areas. Unocal will provide seismic evaluation in addition to drilling commitment wells on a promoted basis. The exploration activities will be primarily focused on drilling deep exploratory wells on Forest and Unocal acreage.

~ EAST BREAKS 164 (100% WORKING INTEREST)
In October 2001, Forest tied its first operated deepwater project to sales. Current production for the well is 15.6 mmcfe/d.

~ EUGENE ISLAND 53 (100% WORKING INTEREST)
The #12 sidetrack was directionally drilled to a depth of 13,592 feet and logged 55 feet net gas pay in the Miocene. The well came on line the first week of November at 12 mmcfe/d.

~ SOUTH MARSH ISLAND 76 (75% WORKING INTEREST)
The B-14 was directionally drilled to a depth of 14,738 feet and logged 160 feet net gas pay in the Pliocene. Following completion, the well was placed to sales
10.4 mmcfe/d.


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~ SOUTH MARSH ISLAND 149 (100% WORKING INTEREST)
The third successful well was drilled in the third quarter. The C-3 well was directionally drilled to 10,535 feet and logged 120 feet of total Pleistocene pay. All three wells are temporarily abandoned at the mud line and should be completed after installing a new platform in the fourth quarter 2001. Initial sales are expected in the first quarter of 2002.


GULF COAST ONSHORE
------------------

~ BONUS FIELD, TEXAS (73% - 100% WORKING INTEREST)
Forest completed two wells during the third quarter. The first well is on production and is currently producing 11 mmcfe/d. Two additional wells are being completed. Total gross production is expected to reach 40 mmcfe/d by year end.

~ S.E. TIGRE LAGOON, LOUISIANA (78% WORKING INTEREST)
The Broussard Heirs #1 exploratory well was drilled to 14,153 feet and logged 90 feet of Miocene gas pay. Following pipeline construction, the well had initial sales in October at 8.6 mmcfe/d at 8,800 psi FTP.

~ MCALLEN FIELD, TEXAS (50% WORKING INTEREST)
Forest's ongoing exploitation in this field has resulted in two successful Vicksburg completions. The McAllen #36 came on line in September at 3 mmcfe/d while the McAllen #38 was completed in October at a rate of 7 mmcfe/d. Additionally, the McAllen #38 found virgin pressure within the existing field limits, which may lead to other opportunities. Field gross production has risen from 5 mmcfe/d to 15 mmcfe/d.


WESTERN REGION
--------------

~ WILD ROSE, WYOMING (66% - 100% WORKING INTEREST)
At the Wild Rose Prospect, Forest has drilled and cased five wells in the Washakie Basin. These wells are 11,000 feet deep to test the Lewis and Almond intervals. The wells will be completed in December 2001 after the pipeline gathering system is finished. Expected rates are 1.0 - 1.5 mmcfe/d per well. This program will continue into 2002.

~ GOMEZ FIELD, TEXAS (45% - 92% WORKING INTEREST)
The Forest operated Ophal Dunlap 1-18 was drilled directionally to 15,300 feet into the Wolfcamp formation. The current flow rate is 4.5 mmcfe/d. A second non-operated Wolfcamp well is currently drilling at 15,760 feet in the objective formation.

~ EAST APACHE FIELD, OKLAHOMA  (30% - 50% WORKING INTEREST)
The Forest operated Freda Mae 1-25 was drilling to 19,060 feet and logged 47 feet of net gas pay in the Springer interval. The Forest Belcher 4-23 is drilling at 18,765 feet. Both wells are expected to be completed and have first sales by year end.


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Two additional non-operated wells in the East Apache Area are in progress. The
Redwine 1-7, a shallow Springer well, tested 1.5 mmcfe/d. The Jerry 1-30 is drilling at 13,000 feet going to a total depth of 16,500 feet.


INTERNATIONAL

~ IBHUBESI, SOUTH AFRICA (70% WORKING INTEREST)
Commercialization activities have progressed with agreements being discussed with three off-take customers. A term sheet has already been signed to provide a minimum of 73 bcf over ten years on a "take-or-pay" basis at US$3.00/mmbtu.


EARNINGS RELEASE AND TELECONFERENCE CALL

Forest Oil Corporation will release third quarter 2001 earnings on Wednesday, November 7, 2001, after market close. The Company's management will hold a teleconference on Thursday, November 8, 2001 at 11:00 a.m. Eastern Standard Time to review the third quarter 2001 results. If you would like to participate, please call 888/781-5307 (for U.S./Canada) and 706/634-0611 (for International).

A replay will be available commencing Thursday, November 8th through Friday, November 16th. You may access the replay by dialing toll free 800/642-1687 (for U.S./Canada) and 706/645-9291 (for International), reservation #1997854. Please note that the reservation number is not needed to access the teleconference.


FORWARD-LOOKING STATEMENTS

This news release contains certain statements that may be regarded as "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that address activities that the Company plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future are forward-looking statements. The forward-looking statements provided in this press release are based on management's examination of historical operating trends and its current belief as to the outcome and timing of future events. Forest cautions that its future natural gas and liquids production, revenues and expenses and other forward-looking statements are subject to all of the risks and uncertainties normally incident to the exploration for and production and sale of oil and gas. These risks include, but are not limited to price volatility, inflation or lack of availability of goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production and reserves, and other risks as described in Forest's 2000 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Also, the financial results of Forest's foreign operations are subject to currency exchange rate risks. Any of these factors could cause Forest's actual results and plans to differ materially from those in the forward-looking statements.


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                                   * * * * * *
Forest Oil Corporation is engaged in the acquisition, exploration, development, production and marketing of natural gas and crude oil in North America and selected international locations. Forest's principal reserves and producing properties are located in the United States in the Gulf of Mexico, Louisiana, Texas and Alaska, and in Canada in Alberta and the Northwest Territories. Forest's common stock trades on the New York Stock Exchange under the symbol FST. For more information about the Company please visit our website at www.ForestOil.com.


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November 7, 2001